ESTHER YAP & CO. (AF1255)
                       Chartered Accountants (M)
                  Suite B-13A-6, Megan Avenue II,12
                         Jalan Yap Kwan Seng
                    50450 KUALA LUMPUR, MALAYSIA
    Tel: +60(3) 2163-6112/ 2163-8112      Fax: +60(3) 2162-9288
                    Email: esther_yap@time.net.my

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             Member:  Malaysian Institute of Accountants
                      The Malaysian Institute of CPA's




I consent to the use of my report dated April 20, 2004 in the Form SB-2 on the financial statements of Thai One On, Inc., dated March 31, 2004, included herein and to the refrence made to me.




/s/ Esther Yap & Co.
Chartered Accountants
Kuala Lumpur, Malaysia

October 8, 2004